Exhibit 99.1

Contacts:	Kevin S. Royal	Matthew Grech
	Vice President and Chief Financial Officer	Vice President, Investment and Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700

FOR IMMEDIATE RELEASE

NOVELLUS SYSTEMS REPORTS FIRST QUARTER 2005 RESULTS

SAN JOSE, Calif., April 18, 2005—Novellus Systems, Inc. (Nasdaq: NVLS) today reported its results of operations for its first quarter ended April 2, 2005. Net sales for the first quarter of 2005 were $339.7 million, essentially flat compared to the fourth quarter of 2004 and up 29.2 percent from net sales of $262.9 million in last year’s first quarter. Net income for the first quarter of 2005 was $30.5 million or $0.22 per diluted share, down $7.1 million or 18.8 percent from the fourth quarter of 2004 net income of $37.5 million or $0.27 per diluted share and up $13.8 million or 82.7 percent from net income of $16.7 million or $0.11 per diluted share in the first quarter of 2004.

The first quarter of 2005 results included no unusual charges or benefits. The first quarter of 2004 results included a $2.5 million pre-tax charge for a litigation settlement. Without this charge, last year’s first quarter net income would have been $18.5 million, or $0.12 per diluted share. The fourth quarter of 2004 results included pre-tax restructuring and other charges of $2.4 million. Without these charges, the fourth quarter of 2004 net income would have been $39.2 million, or $0.28 per diluted share.

Shipments of $360.7 million in the first quarter represent an increase of $25.6 million or 7.6 percent from $335.1 million reported in the immediately preceding quarter. Deferred revenue at the end of the quarter was $161.6 million, an increase of $20.8 million or 14.8 percent from $140.8 million at the end of the fourth quarter of 2004.

The financial measures set forth immediately above that present net income and earnings per share excluding unusual charges and revenue on a shipments basis, are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide management with comparable performance metrics and provide shareholders with further insight into the results of ongoing operations. Enhancing the comparability of those results to results in other periods assists shareholder understanding of the effects of unusual charges and allow comparisons to revenue recognition on a shipments basis.

Cash, cash equivalents, restricted cash and short-term investments as of April 2, 2005 were $843.9 million, an increase of $79.4 million or 10.4 percent from the fourth quarter of 2004 ending balance of $764.5 million.

“We are pleased that our first quarter financial results met expectations. Earnings per share came in at the high end of the range we communicated in our mid-quarter update,” said Richard S. Hill, chairman and chief executive officer of Novellus Systems, Inc. “The business environment is challenging but we remain cautiously optimistic that capacity expansion will continue in a rational manner. We are comfortable with our product portfolio and continue to improve upon our position within the PVD product category.”

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:

The statements regarding management’s (i) belief in the guidance afforded by and comparability of the performance metrics discussed in this news release; (ii) positive outlook in regard to continued capacity expansion; and (iii) expectation of continued improvement in the PVD product category, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, inaccurate assessment of the performance metrics’ usefulness in understanding the Company’s ongoing operations; inaccurate projections regarding future capacity expansion in the semiconductor industry; unanticipated economic downturns; weakening demand for the Company’s products, intensified competition in the PVD market, technical difficulties with and failure to introduce products that can maintain current or capture increased market share in the PVD market, and other risks indicated in our filings with the Securities and Exchange Commission (SEC). Actual results could differ materially. We do not assume, and expressly disclaim, any obligation to update this information. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2004.

About Novellus:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today’s advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Italy, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index®. Additional information about Novellus is available on our home page at www.novellus.com.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)	Three Months Ended
(Unaudited)	April 2, 2005	December 31, 2004	March 27, 2004

Net sales	$339,740	$340,272	$262,862
Cost of sales	185,871	170,538	138,257

Gross profit	153,869	169,734	124,605
%	45.3%	49.9%	47.4%
Operating expenses:
Selling, general and administrative	51,760	55,439	42,403
Research and development	62,048	61,453	58,957
Restructuring and other charges	—	2,407	—
Legal settlement	—	—	2,500

Total operating expenses	113,808	119,299	103,860
%	33.5%	35.1%	39.5%
Income from operations	40,061	50,435	20,745
%	11.8%	14.8%	7.9%
Other income, net	3,469	2,433	2,749

Income before income taxes	43,530	52,868	23,494
Provision for income taxes	13,059	15,332	6,813

Net income	$30,471	$37,536	$16,681

Net income per share:
Basic net income per share	$0.22	$0.27	$0.11

Diluted net income per share	$0.22	$0.27	$0.11

Shares used in basic per share calculation	139,890	139,466	152,911

Shares used in diluted per share calculation	141,099	140,687	156,100

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN UNUSUAL CHARGES)(1)

(In thousands, except per share amounts)	Three Months Ended
(Unaudited)	April 2, 2005	December 31, 2004	March 27, 2004

Net sales	$339,740	$340,272	$262,862
Cost of sales	185,871	170,538	138,257

Gross profit	153,869	169,734	124,605
%	45.3%	49.9%	47.4%
Operating expenses:
Selling, general and administrative	51,760	55,439	42,403
Research and development	62,048	61,453	58,957

Total operating expenses	113,808	116,892	101,360
%	33.5%	34.4%	38.6%
Income from operations	40,061	52,842	23,245
%	11.8%	15.5%	8.8%
Other income, net	3,469	2,433	2,749

Income before income taxes	43,530	55,275	25,994
Provision for income taxes	13,059	16,030	7,538

Net income	$30,471	$39,245	$18,456

Net income per share:
Basic net income per share	$0.22	$0.28	$0.12

Diluted net income per share	$0.22	$0.28	$0.12

Shares used in basic per share calculation	139,890	139,466	152,911

Shares used in diluted per share calculation	141,099	140,687	156,100

A reconciliation of our net income excluding certain unusual charges to our net income under U.S. generally accepted accounting principles is presented below:

Net income excluding unusual charges	$30,471	$39,245	$18,456
Unusual charges:
Restructuring and other charges	—	(2,407)	—
Legal settlement	—	—	(2,500)

Total charges	—	(2,407)	(2,500)
Adjustments on provision for income taxes	—	698	725

Net income	$30,471	$37,536	$16,681

(1)	The condensed consolidated statements of operations (excluding certain unusual charges) are intended to present our operating results, excluding certain unusual charges and the related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for U.S. generally accepted accounting principles and may be different from similar measures used by other companies.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	April 2,	December 31,
	2005	2004
	(Unaudited)	*

ASSETS
Current assets:
Cash and short-term investments	$672,513	$587,762
Accounts receivable, net	347,295	395,522
Inventories	246,856	261,046
Deferred taxes and other current assets	134,554	124,994

Total current assets	1,401,218	1,369,324
Property and equipment, net	467,391	476,492
Restricted cash	171,406	176,708
Goodwill	273,709	278,972
Intangible and other assets	98,548	100,336

Total assets	$2,412,272	$2,401,832

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$212,704	$235,020
Deferred profit	72,148	71,216
Income taxes payable	25,646	14,691
Current obligations under lines of credit	1,574	3,103

Total current liabilities	312,072	324,030
Long-term debt	150,280	161,103
Other liabilities	52,124	54,865

Total liabilities	514,476	539,998

Shareholders’ equity:
Common stock	1,466,360	1,456,670
Retained earnings and accumulated other comprehensive income	431,436	405,164

Total shareholders’ equity	1,897,796	1,861,834

Total liabilities and shareholders’ equity	$2,412,272	$2,401,832

*	The December 31, 2004 condensed consolidated balance sheet was derived from our audited consolidated financial statements.